Reporters May Contact:
                                                                    David Shein
                                                              RFBinder Partners
                                                                 (212) 994-7514
                                                       david.shein@rfbinder.com

                                                         Investors May Contact:
                                                                  Stacey Yonkus
                                                   Director, Investor Relations
                                                                 (212) 885-2512
                                                         syonkus@asburyauto.com




                Asbury Automotive Group Names Thomas G. McCollum
                     President and CEO of its Texas Platform


NEW YORK, NY June 4, 2004 - Asbury Automotive Group, Inc. (NYSE: ABG), one of the largest automobile retailers in the U.S., today announced that Thomas G. McCollum has been named President and CEO of McDavid Auto Group, based in Irving, Texas. Mr. McCollum, who had been Asbury's Vice President of Finance and Insurance ("F&I"), will replace McDavid's current President and CEO, Michael Kane, who has resigned to pursue other interests. The Company is searching for a replacement for Mr. McCollum in the corporate F&I position.

The McDavid Auto Group is one of the best-known brands in Texas, having been in its local market for 67 years. Today, the McDavid Group consists of 11 franchises throughout Dallas, Houston, and Austin including Honda, Acura, Lincoln/Mercury, Nissan, Pontiac, GMC, and Buick. Asbury acquired the dealer group in 1998.

"We would like to thank Michael Kane and wish him well in his future endeavors," said Asbury CEO Kenneth B. Gilman. "Looking ahead, we feel very fortunate to have Tom McCollum available to take over as CEO in Texas. He is a Texas native with an extensive background in virtually all aspects of automotive retailing, and in the Texas marketplace, in particular. Tom also has a proven track record at Asbury, as F&I has been the fastest-growing part of our business over his three year tenure with the Company."

Mr. McCollum, 48, whose automotive career spans more than 25 years, has been with Asbury since April 2001. Previously, he was an Executive Vice President with Aon's Resource Group (formerly Pat Ryan & Associates), where he consulted with many of the nation's leading automotive retailers and consistently demonstrated an ability to improve same-store results with innovative, customer-focused programs. Prior to Aon, Mr. McCollum worked for several dealerships in various capacities. Mr. McCollum is a graduate of Sam Houston University.

About Asbury Automotive Group

Asbury Automotive Group, Inc., headquartered in New York City, is one of the largest automobile retailers in the U.S., with 2003 revenues of $4.8 billion. Built through a combination of organic growth and a series of strategic acquisitions, Asbury now operates through nine geographically concentrated, individually branded "platforms." These platforms currently operate 102 retail auto stores, encompassing 142 franchises for the sale and servicing of 37 different brands of American, European and Asian automobiles. Asbury believes that its product mix contains a higher proportion of the more desirable luxury and mid-line import brands than most public automotive retailers. The Company offers customers an extensive range of automotive products and services, including new and used vehicle sales and related financing and insurance, vehicle maintenance and repair services, replacement parts and service contracts.



Forward-Looking Statements
This press release contains "forward-looking statements" as that term is defined in the Private Securities Litigation Reform Act of 1995. The forward-looking statements include statements relating to goals, plans, projections and guidance regarding the Company's financial position, results of operations, market position, product development, pending and potential future acquisitions and business strategy. These statements are based on management's current expectations and involve significant risks and uncertainties that may cause results to differ materially from those set forth in the statements. These risks and uncertainties include, among other things, market factors, the Company's relationships with vehicle manufacturers and other suppliers which could cause, among other things, acquisitions under contract or letters of intent to fail, risks associated with the Company's substantial indebtedness, risks related to pending and potential future acquisitions, general economic conditions both nationally and locally and governmental regulations and legislation. There can be no guarantees that the Company's plans for future operations will be successfully implemented or that they will prove to be commercially successful. These and other risk factors are discussed in the Company's annual report on Form 10-K and in its other filings with the Securities and Exchange Commission. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.


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